FOR IMMEDIATE RELEASE
Contact: Susan Fisher 262-636-8434  s.h.fisher@na.modine.com

Modine Realigns North American Regional Organization Structure;
Implements Additional Cost-Based Actions
to Address Business Performance and Position Company for Growth

RACINE, WI, October 1, 2008 – Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today announced that it is realigning the organizational structure within its North American region to attain a more competitive cost base and support future growth.  As a result, the company will reduce the size of its managerial workforce in its Racine, Wisconsin headquarters.  In addition, effective January 1, 2009, the company will eliminate post-retirement medical benefits for Medicare-eligible participants.  These actions are part of the company’s previously announced four point plan to address business performance and position the company for long-term global competitiveness.

Commenting on the actions, Bradley C. Richardson, Executive Vice President – Corporate Strategy and Chief Financial Officer, said, “As we look to the future, Modine has established performance targets including selling, general and administrative expenses (SG&A) at 11.5 percent of total sales, which is part of our overall framework to achieve an 11 to 12 percent return on capital employed.  In order to achieve these objectives and provide Modine the financial strength and cash flow to support our current growth strategy, we continue to take difficult, but necessary, actions, such as those being announced today.  As we do so, we remain focused on our core thermal management expertise and the delivery of value to our customers and shareholders.”

The workforce reduction, combined with recent executive retirements, will result in an estimated $2.5 million charge for severance and retirement benefits in the company’s second fiscal quarter ending September 30, 2008.  The realignment of its North American regional structure will result in a workforce reduction of approximately 20 positions, including approximately 15 percent of the managerial workforce in the company’s Racine, Wisconsin, facility.  The company indicated that the reduction of post-retirement benefits will result in annualized savings of approximately $3.3 million.

“We continue to execute our four point plan, which includes manufacturing realignment, portfolio rationalization, SG&A reduction and increased capital allocation discipline,” said Thomas A. Burke, President and Chief Executive Officer. “As we drive continuous improvement in our bottom line performance, we continue to invest in technological differentiation and the development of advantaged product and market positions which capitalize on global demand for emissions reduction, fuel economy, high efficiency performance and clean sources of alternative energy.  We are confident we are on the right course to build a stronger, more competitive company that can better serve our customers, employees and shareholders in the years to come.”

Modine is in the process of notifying employees and retirees impacted by the announced changes.  Employees who are affected by the workforce reduction will receive transition support, including severance and outplacement services.  The reduction of post-retirement medical benefits will not affect medical coverage for active Modine employees or pension benefits.  In addition, retirees impacted by the change in medical benefits will have access to the health and prescription drug programs offered by Medicare.

About Modine
Modine, with fiscal 2008 restated revenues of $1.9 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, off-highway and industrial equipment, refrigeration systems, and fuel cells. The company employs approximately 7,900 people at 33 facilities worldwide in 15 countries.  For more information about Modine, visit www.modine.com.

Modine to Reduce Workforce and Eliminate Post-Retirement Medical  – Page 2

Forward-Looking Statements Statements made in this press release regarding future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Modine’s current expectations. The company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, the company’s ability to successfully implement its restructuring plans and allocate job functions in the wake of reductions in force, the ability to maintain adequate liquidity to carry out restructuring programs while investing for future growth; its ability to continue to service its customers during the implementation of any restructuring plan; the avoidance of inefficiencies in the transition of products from plants to be closed to plants continuing in operation; factors impacting the Original Equipment - North America segment operating results; the ability to improve the profitability of its South Korean business; the ability of the company, its customers and suppliers to achieve projected sales and production levels; unanticipated product or manufacturing difficulties; the ability of the company to recoup the increasing cost of raw materials (including steel, copper, aluminum, nickel and energy) in our product pricing; fluctuations in currency values, in particular, change in the relative values of the U.S. dollar, won, euro and real; the ability of the company to obtain profitable business at its new facilities in China, Hungary, Mexico and India and to produce quality products at these facilities from business obtained; the company's ability to remain in compliance with its debt agreements; international economic changes and challenges and other factors affecting the company’s business prospects discussed in filings made by the company, from time to time, with the Securities and Exchange Commission including the factors discussed in Item 1A, Risk Factors, and in the “Forward-Looking Statements” section in Item 7 of the company’s most recent Annual Report on Form 10-K and in the company’s most recent quarterly report on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law. Modine’s financial results, as reported herein, are preliminary and subject to possible adjustments.

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